Exhibit 99.1

Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com
iRobot Reports Fourth-Quarter and Full-Year Financial Results
Record Results; Strong 2011 Outlook
BEDFORD, Mass., Feb. 9, 2011 — iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the fourth quarter and full year ended January 1, 2011.
Revenue for the fourth quarter of 2010 increased 12 percent to $114.0 million, compared with $101.7 million for the same quarter one year ago. Revenue for the full year 2010 increased 34 percent to $401.0 million from $298.6 million for the full year 2009. Net income in the fourth quarter of 2010 was $7.0 million, compared with $5.1 million in the fourth quarter of 2009. Net income for the full year 2010 was $25.5 million, compared with $3.3 million for the same period in 2009. Quarterly earnings per share were $0.26, compared with $0.20 in the fourth quarter last year. Full-year earnings per share were $0.96, compared with $0.13 last year. The full-year results include an $0.08 one-time tax benefit reported in the third quarter. Excluding the impact of this one-time benefit, earnings per share for the full year would have been $0.88.
“Our record financial results in 2010 were exceptional on all fronts driven by strong performance in both divisions. Revenue increased 34 percent to $401 million for the full year while Adjusted EBITDA more than doubled to $49 million or 12 percent of revenue,” said Colin Angle, chairman and chief executive officer of iRobot. “EPS of $0.96 for the year, which includes the impact of an $0.08 one-time tax benefit in Q3, was more than seven times greater than our 2009 EPS. Investments and initiatives implemented in 2010 will enable us to continue our profitable growth. In 2011, we expect stronger revenue and earnings growth in the second half of the year due to the timing of G&I orders and year-over-year comparisons with a record-breaking first half of 2010. We anticipate making further progress towards our three-year financial targets, while investing in our future to support our market-leading position.”
Business Highlights
•	Strong demand in overseas markets drove a 70 percent year-over-year increase in full-year 2010 international home robot revenue. International home robot revenue of $151 million comprised 66 percent of total home robot revenue.
•	Driven by shipments of Small Unmanned Ground Vehicles and spares, government & industrial robot revenue grew 29 percent in 2010.
iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

•	In 2010, operating cash flow was $49.2 million, compared with $40.6 million in 2009, as a result of improved Adjusted EBITDA driving our year-end cash and investment position to $122 million.
Financial Expectations
Management provides the following expectations with respect to the year ending December 31, 2011 and first quarter ending April 2, 2011.
Fiscal Year 2011:

Revenue	$450 - $465 million
Earnings Per Share	$0.90 - $1.00
Adjusted EBITDA	$58 - $62 million
Q1 2011:

Revenue	$102 - $106 million
Earnings Per Share	$0.20 - $0.24
Adjusted EBITDA	$12 - $14 million
Fourth-Quarter and Full-Year Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter and full year 2010, business outlook, and outlook for 2011 financial performance. Pertinent details include:

Date:	Thursday, February 10, 2011
Time:	8:30 a.m. ET
Call-In Number:	617-614-6204
Passcode:	75920523
A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 17, and can be accessed by dialing 617-801-6888, passcode 22913930.
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-
iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, anticipated revenue, Adjusted EBITDA and earnings per share for fiscal year 2011 and the first quarter of 2011. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This release includes earnings per share excluding the impact of one-time tax benefit and Adjusted EBITDA, each a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. Reconciliations between earnings per share and earnings per share excluding the impact of one-time tax benefit, and net income and Adjusted EBITDA are provided in the financial tables at the end of this press release.
iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

Revenue
Product revenue	$103,287	$90,819	$360,394	$262,199
Contract revenue	10,708	10,903	40,558	36,418

Total	113,995	101,722	400,952	298,617

Cost of Revenue
Product revenue	62,506	59,679	228,403	176,631
Contract revenue	6,001	7,657	27,117	30,790

Total	68,507	67,336	255,520	207,421

Gross Margin	45,488	34,386	145,432	91,196
Operating Expense
Research & development	8,434	4,114	24,809	14,747
Selling & marketing	19,576	13,482	50,535	40,902
General & administrative	9,925	8,195	36,618	30,110

Total	37,935	25,791	111,962	85,759

Operating income	7,553	8,595	33,470	5,437

Other income (expense), net	136	15	504	(81)

Pre-tax income	7,689	8,610	33,974	5,356
Income tax expense	689	3,478	8,460	2,026

Net income	$7,000	$5,132	$25,514	$3,330

Net income per common share:
Basic	$0.27	$0.20	$1.00	$0.13
Diluted	$0.26	$0.20	$0.96	$0.13

Shares used in per common share calculations:
Basic	25,604	25,059	25,394	24,998
Diluted	26,798	25,837	26,468	25,640

Stock-based compensation included in above figures:
Cost of product revenue	$314	$369	$1,311	$1,127
Cost of contract revenue	109	111	446	575
Research & development	237	164	725	351
Selling & marketing	276	404	1,161	1,410
General & administrative	1,197	1,155	4,522	4,099

Total	$2,133	$2,203	$8,165	$7,562

iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Condensed Consolidated Balance Sheet
(unaudited, in thousands)

	January 1,	January 2,
	2011	2010
Assets

Cash and equivalents	$108,383	$71,856
Short term investments	13,928	4,959
Accounts receivable, net	34,056	35,171
Unbilled revenues	4,012	1,831
Inventory	27,160	32,406
Deferred tax assets	12,917	8,669
Other current assets	6,137	4,119

Total current assets	206,593	159,011
Property, plant and equipment, net	25,620	20,230
Deferred tax assets	8,338	6,089
Other assets	13,780	14,254

Total assets	$254,331	$199,584

Liabilities and stockholders’ equity

Accounts payable	$38,689	$30,559
Accrued expenses	15,790	14,384
Accrued compensation	17,827	13,525
Deferred revenue and customer advances	3,534	3,908

Total current liabilities	75,840	62,376

Long term liabilities	3,584	4,014

Stockholders’ equity	174,907	133,194

Total liabilities and stockholders’ equity	$254,331	$199,584

iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$7,000	$5,132	$25,514	$3,330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,868	1,921	7,541	8,074
Loss on disposal of property and equipment	87	26	204	202
Stock-based compensation	2,133	2,203	8,165	7,562
Benefit from deferred tax assets	(3,753)	(2,970)	(7,620)	(3,317)
Non-cash director deferred compensation	33	33	132	132
Changes in operating assets and liabilities — (use) source
Accounts receivable	(6,262)	8,763	1,115	759
Unbilled revenue	(1,478)	706	(2,181)	183
Inventory	6,809	(7,753)	5,246	2,154
Other assets	(3,092)	295	(2,082)	(816)
Accounts payable	3,012	2,772	8,130	11,015
Accrued expenses	1,810	2,712	1,495	3,385
Accrued compensation	4,710	2,679	4,302	7,132
Deferred revenue	1,511	(336)	(374)	1,276
Change in long term liabilities	(108)	(108)	(430)	(430)

Net cash provided by operating activities	14,280	16,075	49,157	40,641

Cash flows from investing activities:
Purchase of property and equipment	(5,060)	(1,637)	(12,597)	(5,038)
Purchase of Nekton Research LLC, net of cash received	—	(2,500)	—	(2,500)
Purchases of investments	—	(5,000)	(30,461)	(5,000)
Sales of investments	2,500	—	21,500	—

Net cash used in investing activities	(2,560)	(9,137)	(21,558)	(12,538)

Cash flows from financing activities:
Proceeds from stock option exercises	4,293	243	6,590	738
Income tax withholding payment associated with restricted stock vesting	—	—	(284)	(76)
Tax benefit of excess stock based compensation deductions	1,767	1,928	2,622	2,239

Net cash provided by financing activities	6,060	2,171	8,928	2,901

Net increase in cash and cash equivalents	17,780	9,109	36,527	31,004
Cash and cash equivalents, at beginning of period	90,603	62,747	71,856	40,852

Cash and cash equivalents, at end of period	$108,383	$71,856	$108,383	$71,856

iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
Revenue: *

Home Robots	$69,247	$54,607	$229,348	$165,860

Domestic	$24,841	$24,736	$77,918	$76,705
International	$44,406	$29,871	$151,430	$89,155

Retail	$60,600	$45,208	$203,026	$137,438
Direct	$8,647	$9,399	$26,322	$28,422

Government & Industrial	$44,748	$47,115	$171,604	$132,757

Domestic	$41,779	$45,986	$158,266	$122,535
International	$2,969	$1,129	$13,338	$10,222

Product	$34,039	$36,212	$131,046	$96,339
Contract	$10,709	$10,903	$40,558	$36,418

Product Life Cycle	$11,490	$9,356	$38,110	$23,655

Gross Margin Percent:
Home Robots	42.4%	36.1%	40.0%	32.2%
Government & Industrial	36.0%	31.1%	31.3%	28.4%
Total Company	39.9%	33.8%	36.3%	30.5%

Units shipped:
Home Robots *	380	324	1,269	988
Government & Industrial	169	329	871	789

Average gross selling prices for robot units:
Home Robots	$194	$188	$189	$181
Government & Industrial *	$133	$82	$107	$92

Government & Industrial Funded Product Backlog *	$23,869	$42,160	$23,869	$42,160

Days sales outstanding	30	33	30	33

Days in inventory	40	50	40	50

Headcount	657	538	657	538

*	in thousands
iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

Net income	$7,000	$5,132	$25,514	$3,330

Interest income, net	(193)	(47)	(765)	(88)
Income tax expense	689	3,478	8,460	2,026
Depreciation	1,741	1,782	7,002	7,545
Amortization	127	139	539	529

EBITDA	9,364	10,484	40,750	13,342

Stock-based compensation expense	2,133	2,203	8,165	7,562
Merger and acquisition expense	73	—	205	—

Adjusted EBITDA	$11,570	$12,687	$49,120	$20,904

Use of Non-GAAP Financial Measures
In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.
iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Non-GAAP Net Income and Earnings Per Share Reconciliations to GAAP
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

GAAP net income	$7,000	$5,132	$25,514	$3,330

Less one-time net income tax benefit associated with release of state deferred tax asset valuation allowance	—	—	(2,259)	—

Non-GAAP net income	$7,000	$5,132	$23,255	$3,330

GAAP net income per common share:
Basic	$0.27	$0.20	$1.00	$0.13
Diluted	$0.26	$0.20	$0.96	$0.13

Less one-time net income tax benefit associated with release of state deferred tax asset valuation allowance:
Basic	$—	$—	$(0.08)	$—
Diluted	$—	$—	$(0.08)	$—

Non-GAAP net income per common share:
Basic	$0.27	$0.20	$0.92	$0.13
Diluted	$0.26	$0.20	$0.88	$0.13

Shares used in per common share calculations:
Basic	25,604	25,059	25,394	24,998
Diluted	26,798	25,837	26,468	25,640
iRobot Corporation
 8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com